UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2013

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2013, Cytokinetics, Incorporated (the "Company")and Amgen Inc. issued a joint press release announcing an expansion of their existing strategic collaboration to include Japan, resulting in a worldwide collaboration. In 2006, Cytokinetics and Amgen entered into a collaboration to discover, develop and commercialize novel small-molecule therapeutics that activate cardiac muscle contractility for potential applications in the treatment of heart failure world-wide, excluding Japan. Omecamtiv mecarbil, the most advanced drug candidate included in this collaboration, is currently the subject of a clinical development program directed to the potential treatment of heart failure. Under the terms of the amendment to the Collaboration Agreement ("the Amendment"), the Company will receive a non-refundable up-front license fee of $15 million.

In conjunction with the Amendment, the Company also entered into a Common Stock Purchase Agreement with Amgen (the "CSPA"), which provides for the sale of 8,424,600 shares of the Company’s common stock (the "Shares") at a price per share of $1.187 and an aggregate purchase price of approximately $10.0 million. Pursuant to the terms of the CSPA, Amgen has agreed to certain trading and other restrictions with respect to the Company’s common stock.

Under the terms of the Amendment, Cytokinetics plans to conduct a Phase I pharmacokinetic study, the costs of which will be reimbursed by Amgen, intended to support inclusion of Japan in a potential Phase III clinical development program and potential global registration dossier for omecamtiv mecarbil. In addition, Cytokinetics is eligible to receive additional pre-commercialization milestone payments relating to the development of omecamtiv mecarbil in Japan of up to $50 million, as well as royalties on sales of omecamtiv mecarbil in Japan.

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with the issuance and sale of the Shares to Amgen.

A copy of the Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quareter ended June 30, 2013, or another report filed with the Securities and Exchange Commission. A copy of the CSPA is attached hereto as Exhibit 10.48, and is incorporated by reference into this Item 1.01.

A copy of the June 12, 2013 joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

A copy of the CSPA is attached hereto as Exhibit 10.48, and is incorporated by reference into this Item 1.01.

A copy of the June 12, 2013 joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

June 12, 2013	By:	s/Sharon A. Barbari

Name: s/Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.48	Common Stock Purchase Agreement with Amgen, dated June 11, 2013
99.1	Press Release, dated June 12, 2013